Exhibit 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 24, 2007

Contacts:	Paris G. Reece III	Robert N. Martin	Joëlle Lipski-Rockwood
	Chief Financial Officer	Investor Relations	Corporate Communications
	(303) 804-7706	(720) 977-3431	(720) 977-3204
	greece@mdch.com	bob.martin@mdch.com	joelle.lipski-rockwood@mdch.com
M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER 2007 RESULTS
•	Net loss of $155.4 million; diluted loss per share of $3.40
•	Pre-tax loss of $251.3 million; includes asset impairments and project cost write-offs of $254.1 million
•	Cash flow from operations of $136.2 million; $740.0 million over last 12 months
•	Quarter-end cash of $729 million; no borrowings on homebuilding line of credit
•	Ending cash and available borrowing capacity of $1.96 billion
•	Total revenue of $686.7 million; $1.08 billion in 2006
•	Closed 1,963 homes at an average selling price of $331,700
•	Net orders for 1,228 homes with an estimated value of $365.0 million
     DENVER, Wednesday, October 24, 2007 — M.D.C. Holdings, Inc. (NYSE: MDC) today announced a net loss for the quarter ended September 30, 2007 of $155.4 million, or $3.40 per diluted share, which included pre-tax charges of $249.0 million for asset impairments and $5.1 million for write-offs of deposits and pre-acquisition costs associated with land option contracts the Company does not intend to pursue. Net income for the third quarter of 2006 was $48.7 million, or $1.06 per diluted share, including pre-tax charges of $19.9 million for asset impairments and $7.3 million for write-offs of deposits and pre-acquisition costs. Total revenue for the third quarter of 2007 was $686.7 million, compared with revenue of $1.08 billion for the same period in 2006.
     Net loss for the nine months ended September 30, 2007 was $355.8 million, or $7.79 per diluted share, which included pre-tax charges of $551.4 million for asset impairments and $15.6 million for write-offs of deposits and pre-acquisition costs. Net income for the first nine months of 2006 was $220.6 million, or $4.80 per diluted share, including pre-tax charges of $20.8 million for asset impairments and $23.0 million for write-offs of deposits and pre-acquisition
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M.D.C. HOLDINGS, INC.
costs. Total revenue for the first nine months of 2007 was $2.15 billion, compared with revenue of $3.46 billion for the same period in 2006.
     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “Throughout these turbulent times for the homebuilding industry, we have remained focused on improving our investment grade balance sheet, strengthening our financial position and enhancing our operating structure and processes in preparation for an eventual recovery.”
     Mizel continued, “We have generated cash flow from operations of $740 million over the last 12 months, including more than $130 million in this third quarter, primarily as a result of significant reductions in our inventories of land, homes under construction and mortgage loans. This cash flow raised our quarter-end cash balance to $730 million, with no borrowings outstanding on our $1.25 billion line of credit, increasing our cash and available borrowing capacity year-over-year by 45% to nearly $2.0 billion. Having already reduced the lots we control by more than 40% over the past year, we kept our expenditures for land acquisition to a small fraction of prior-year amounts. At the same time, we tightened our controls on cash outflows for land development and home starts, while continuing to work with our suppliers and subcontractors to achieve further reductions in the costs of home construction. Finally, to reduce our overhead and increase our efficiency in these difficult times, our organization has continued its downsizing and realignment efforts, reducing the number of our homebuilding divisions to 17 from 27 at the beginning of 2006, and lowering our employee headcount by almost 40% during the same period.”
Homebuilding Results
     Homebuilding loss before taxes for the quarter and nine months ended September 30, 2007 was $258.0 million and $568.3 million, respectively, compared with income before taxes of $82.3 million and $385.8 million for the same periods in 2006. The pre-tax differences were driven in large part by the asset impairment charges discussed above, as well as significant declines in home closings and home gross margins from the levels achieved during the same periods in 2006. These income decreases were offset partially by the impact of reduced homebuilding commissions, marketing, general and administrative expenses (“SG&A”).
     The Company closed 1,963 homes and produced home gross margins of 14.1% in the 2007 third quarter, compared with 2,955 home closings and home gross margins of 22.5% for the same period in 2006. For the nine months ended September 30, 2007, the Company closed 5,995 homes and produced home gross margins of 14.7%, compared with 9,529 home closings and home gross margins of 24.3% for the nine months ended September 30, 2006. Average selling prices were $331,700 and $342,100, respectively, for the quarter and nine months ended September 30, 2007, down $23,900 and $10,200 from the same periods in 2006. Homebuilding SG&A decreased to $105.2 million and $330.1 million, respectively, for the three and nine months ended September 30, 2007, compared with $137.0 million and $418.3 million for the same periods in the prior year.
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M.D.C. HOLDINGS, INC.
     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “During the 2007 third quarter, we continued to battle adverse conditions in all of our homebuilding markets. As buyer confidence continued to erode and competition for new home sales intensified, we experienced reduced selling prices and increased incentive levels in most of our markets, which decreased our performance expectations with respect to certain subdivisions in these markets. As a consequence, we recognized $249 million in inventory impairments with respect to more than 7,000 lots in 132 subdivisions, which largely accounted for our third quarter loss. Land inventory was impaired by $192 million and work-in-process inventory was impaired by $57 million. The quarter-end book value of the impaired subdivisions after the impairments was $873 million, consisting of $403 million of land and $470 million of work-in-process. As has been the case in each of the last three quarters, the impairments this quarter primarily occurred in our West homebuilding segment, with more than 75% applicable to subdivisions in our Arizona, Nevada and California markets. Over the last five quarters, we have impaired approximately 55% of the 18,500 lots we owned at the end of our 2007 third quarter.”
Financial Services and Other Results
     Income before taxes from the Company’s Financial Services and Other segment for the quarter and nine months ended September 30, 2007 was $5.0 million and $16.8 million, respectively, compared with $13.0 million and $35.2 million for the same periods in the previous year. The decreases in both 2007 periods primarily resulted from lower gains on sales of mortgage loans, as the dollar volumes of mortgage loan originations and mortgage loans sold declined in line with builder home closings. Additionally, in an effort to reduce its exposure to the risks inherent in holding mortgage loans, the Company continued to sell loans more quickly, resulting in less profitable loan sales during the quarter.
Home Orders and Backlog
     MDC received orders, net of cancellations, for 1,228 homes with an estimated sales value of $365.0 million during the 2007 third quarter, compared with net orders for 2,120 homes with an estimated sales value of $678.0 million during the same period in 2006. For the nine months ended September 30, 2007, the Company received net orders for 5,756 homes with a sales value of $1.92 billion, compared with orders for 8,658 homes with a sales value of $2.95 billion for the nine months ended September 30, 2006. During the third quarter and first nine months of 2007, the Company’s approximate order cancellation rates were 57% and 44%, respectively, compared with rates of 49% and 40% experienced during the same periods in 2006. The Company ended the third quarter of 2007 with a backlog of 3,399 homes with an estimated sales value of $1.21 billion, compared with a backlog of 5,661 homes with an estimated sales value of $2.10 billion at September 30, 2006.
     MDC, whose subsidiaries build homes under the name “Richmond American Homes,” is one of the top ten homebuilders in the United States, based on 2006 revenue. The Company also
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M.D.C. HOLDINGS, INC.
provides mortgage financing, primarily for MDC’s homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC, a Fortune 500 Company, is a major regional homebuilder with a significant presence in Colorado, Jacksonville, Las Vegas, Maryland, Northern California, Northern Virginia, Phoenix, Salt Lake City, Southern California and Tucson. MDC also has established operating divisions in Chicago, Philadelphia/Delaware Valley and West Florida. For more information about our Company, please visit RichmondAmerican.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions, including changes in cancellation rates, net home orders, home gross margins, and land and home values; (2) changes in interest rates, mortgage lending programs and the availability of credit; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended June 30, 2007, which were filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUE
Home sales revenue	$651,124	$1,050,700	$2,050,737	$3,356,416
Land sales revenue	2,700	3,336	12,151	18,812
Other revenue	32,837	26,887	85,605	83,101

Total Revenue	686,661	1,080,923	2,148,493	3,458,329

COSTS AND EXPENSES
Home cost of sales	559,402	813,824	1,749,165	2,540,381
Land cost of sales	452	3,210	7,740	18,124
Asset impairments	248,950	19,915	551,422	20,775
Marketing expenses	28,694	31,296	87,144	91,899
Commission expenses	23,900	36,390	71,530	106,627
General and administrative expenses	76,482	99,779	247,229	326,595
Related party expenses	95	88	286	2,792

Total Costs and Expenses	937,975	1,004,502	2,714,516	3,107,193

(Loss) income before income taxes	(251,314)	76,421	(566,023)	351,136
Benefit from (provision for) income taxes	95,936	(27,715)	210,175	(130,518)

NET (LOSS) INCOME	$(155,378)	$48,706	$(355,848)	$220,618

(LOSS) EARNINGS PER SHARE
Basic	$(3.40)	$1.08	$(7.79)	$4.91

Diluted	$(3.40)	$1.06	$(7.79)	$4.80

WEIGHTED-AVERAGE SHARES
Basic	45,751	44,972	45,659	44,911

Diluted	45,751	45,868	45,659	45,932

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.75	$0.75

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$729,479	$507,947
Restricted cash	1,633	2,641
Home sales and other receivables	66,891	143,936
Mortgage loans held in inventory, net	72,863	212,903
Income taxes receivable, net	22,748	—
Inventories
Housing completed or under construction	1,267,478	1,178,671
Land and land under development	754,728	1,575,158
Property and equipment, net	47,020	44,606
Deferred income taxes	306,942	124,880
Prepaid expenses and other assets, net	91,471	119,133

Total Assets	$3,361,253	$3,909,875

LIABILITIES
Accounts payable	$150,037	$171,005
Accrued liabilities	369,168	418,953
Income taxes payable	—	28,485
Related party liabilities	701	2,401
Homebuilding line of credit	—	—
Mortgage line of credit	41,957	130,467
Senior notes, net	996,986	996,682

Total Liabilities	1,558,849	1,747,993

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 45,869,000 and 45,838,000 issued and outstanding, respectively, at September 30, 2007 and 45,179,000 and 45,165,000 issued and outstanding, respectively, at December 31, 2006	459	452
Additional paid-in capital	791,212	760,831
Retained earnings	1,012,395	1,402,261
Accumulated other comprehensive loss	(1,003)	(1,003)
Less treasury stock, at cost; 31,000 and 14,000 shares, respectively, at September 30, 2007 and December 31, 2006	(659)	(659)

Total Stockholders’ Equity	1,802,404	2,161,882

Total Liabilities and Stockholders’ Equity .	$3,361,253	$3,909,875

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUE
Homebuilding West	$389,309	$653,932	$1,277,012	$2,061,708
Mountain	138,439	168,193	418,300	519,107
East	72,368	137,050	205,523	444,765
Other Homebuilding	60,364	105,553	184,195	374,299

Total Homebuilding	660,480	1,064,728	2,085,030	3,399,879
Financial Services and Other	14,652	23,843	47,836	74,158
Corporate	16,048	60	30,510	675
Inter-company Adjustments	(4,519)	(7,708)	(14,883)	(16,383)

Consolidated	$686,661	$1,080,923	$2,148,493	$3,458,329

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding West	$(197,917)	$53,762	$(462,547)	$274,642
Mountain	(925)	9,320	3,218	25,183
East	(15,998)	23,911	(27,168)	85,691
Other Homebuilding	(43,158)	(4,660)	(81,776)	237

Total Homebuilding	(257,998)	82,333	(568,273)	385,753
Financial Services and Other	5,018	12,989	16,776	35,161
Corporate	1,666	(18,901)	(14,526)	(69,778)

Consolidated	$(251,314)	$76,421	$(566,023)	$351,136

ASSET IMPAIRMENTS
West	$190,490	$15,243	$445,122	$15,243
Mountain	6,930	627	16,709	627
East	16,237	1,357	24,669	1,357
Other Homebuilding	35,293	2,688	64,922	3,548

Total Homebuilding	$248,950	$19,915	$551,422	$20,775

	September 30,	December 31,
	2007	2006
TOTAL ASSETS
West	$1,157,760	$1,869,442
Mountain	535,568	535,554
East	308,070	333,902
Other Homebuilding	168,990	266,326

Total Homebuilding	2,170,388	3,005,224
Financial Services and Other	142,456	284,791
Corporate	1,091,566	657,917
Inter-company	(43,157)	(38,057)

Consolidated	$3,361,253	$3,909,875

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2007	2006	Amount	%	2007	2006	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding Operations	$52,561	$69,317	$(16,756)	-24%	$171,419	$219,820	$(48,401)	-22%
Financial Services and Other Operations	$9,635	$11,516	$(1,881)	-16%	$31,060	$39,041	$(7,981)	-20%
Corporate (1)	$14,381	$19,034	$(4,653)	-24%	$45,036	$70,526	$(25,490)	-36%
SG&A as a % of Home Sales Revenue
Homebuilding Operations	16.1%	13.0%	3.1%		16.1%	12.5%	3.6%
Corporate (1)	2.2%	1.8%	0.4%		2.2%	2.1%	0.1%
Depreciation and Amortization	$11,777	$13,028	$(1,251)	-10%	$33,994	$41,537	$(7,543)	-18%
Home Gross Margins (2)	14.1%	22.5%	-8.4%		14.7%	24.3%	-9.6%
Cash Provided by (Used in) Operating Activities	$136,246	$70,928	$65,318		$335,568	$(41,343)	$376,911
Cash Used in Investing Activities	$(6,307)	$(2,893)	$(3,414)		$(8,362)	$(7,224)	$(1,138)
Cash Used in Financing Activities	$(68,839)	$(26,675)	$(42,164)		$(105,674)	$(33,120)	$(72,554)
Ending Unrestricted Cash and Available Borrowing Capacity	$1,960,336	$1,356,532	$603,804	45%
Corporate and Homebuilding Interest
Interest Capitalized During the Period	$14,444	$14,150	$294	2%	$43,320	$43,993	$(673)	-2%
Interest Included in Home
Cost of Sales for the Period	$14,428	$12,574	$1,854	15%	$39,971	$35,847	$4,124	12%
Interest in Home Cost of Sales as a % of Home Sales Revenue	2.2%	1.2%	1.0%		2.0%	1.1%	0.9%
Interest Capitalized in Inventories at End of Period	$54,004	$50,145	$3,859	8%

(1)	Includes related party expenses.

(2)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three and nine months ended September 30, 2007, we closed homes on lots for which we had previously recorded $36.4 million and $64.4 million, respectively, of asset impairments.
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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2007	2006	Amount	%	2007	2006	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal Amount of Mortgage Loans Originated	$286,192	$541,446	$(255,254)	-47%	$930,769	$1,672,096	$(741,327)	-44%
Principal Amount of Mortgage Loans Brokered	$118,580	$162,783	$(44,203)	-27%	$364,813	$492,464	$(127,651)	-26%
Capture Rate	54%	60%	-6%		55%	58%	-3%
Including Brokered Loans	73%	78%	-5%		74%	75%	-1%
Mortgage Products (% of Loans Originated)
Fixed Rate	86%	53%	33%		78%	50%	28%
Adjustable Rate — Interest Only	11%	39%	-28%		20%	42%	-22%
Adjustable Rate — Other	3%	8%	-5%		2%	8%	-6%
Prime Loans (3)	86%	54%	32%		77%	61%	16%
Alt-A Loans (4)	0%	41%	-41%		14%	33%	-19%
Government Loans (5)	14%	4%	10%		9%	4%	5%
Sub-Prime Loans (6)	0%	1%	-1%		0%	2%	-2%

(3)	Prime loans are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply in all ways with the documentation standards of the government sponsored enterprise guidelines.

(4)	Alt-A loans are defined as loans that would otherwise qualify as prime loans except that they do not comply in all ways with the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

(6)	Sub-prime loans are loans that have FICO scores of less than or equal to 620.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2007	2006	2006
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Homes Under Construction — Final	493	476	468
Unsold Homes Under Construction — Frame	862	573	780
Unsold Homes Under Construction — Foundation	196	400	244

Total Unsold Homes Under Construction	1,551	1,449	1,492
Sold Homes Under Construction	2,791	2,430	4,340
Model Homes	758	757	762

Homes Completed or Under Construction	5,100	4,636	6,594

LOTS OWNED (excluding homes completed or under construction)
Arizona	3,962	6,368	6,958
California	1,867	2,802	3,051
Nevada	1,879	2,747	3,096

West	7,708	11,917	13,105

Colorado	2,904	3,479	3,325
Utah	900	1,185	1,132

Mountain	3,804	4,664	4,457

Maryland	307	528	505
Virginia	417	643	674

East	724	1,171	1,179

Delaware Valley	141	265	283
Florida	849	1,093	1,220
Illinois	201	287	300
Texas	—	13	69

Other Homebuilding	1,191	1,658	1,872

Total	13,427	19,410	20,613

LOTS UNDER OPTION
Arizona	388	744	1,283
California	157	387	1,053
Nevada	4	250	627

West	549	1,381	2,963

Colorado	258	801	1,304
Utah	—	91	272

Mountain	258	892	1,576

Maryland	605	960	1,034
Virginia	1,769	2,381	2,459

East	2,374	3,341	3,493

Delaware Valley	315	683	874
Florida	497	1,800	1,999
Illinois	—	—	47
Texas	—	—	—

Other Homebuilding	812	2,483	2,920

Total	3,993	8,097	10,952

Non-refundable Option Deposits
Cash	$8,093	$20,228	$34,034
Letters of Credit	8,287	14,224	16,069

Total Non-refundable Option Deposits	$16,380	$34,452	$50,103

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2007	2006	Amount	%	2007	2006	Amount	%
HOMES CLOSED (UNITS)
Arizona	700	716	(16)	-2%	1,997	2,337	(340)	-15%
California	237	383	(146)	-38%	831	1,252	(421)	-34%
Nevada	310	696	(386)	-55%	1,028	2,109	(1,081)	-51%

West	1,247	1,795	(548)	-31%	3,856	5,698	(1,842)	-32%

Colorado	219	334	(115)	-34%	583	1,154	(571)	-49%
Utah	162	206	(44)	-21%	568	580	(12)	-2%

Mountain	381	540	(159)	-29%	1,151	1,734	(583)	-34%

Maryland	71	104	(33)	-32%	181	290	(109)	-38%
Virginia	72	150	(78)	-52%	216	498	(282)	-57%

East	143	254	(111)	-44%	397	788	(391)	-50%

Delaware Valley	35	50	(15)	-30%	116	122	(6)	-5%
Florida	115	195	(80)	-41%	381	702	(321)	-46%
Illinois	41	46	(5)	-11%	68	119	(51)	-43%
Texas	1	75	(74)	-99%	26	366	(340)	-93%

Other Homebuilding	192	366	(174)	-48%	591	1,309	(718)	-55%

Total	1,963	2,955	(992)	-34%	5,995	9,529	(3,534)	-37%

AVERAGE SELLING PRICES PER HOME CLOSED
Arizona	$247.9	$311.8	$(63.9)	-20%	$254.4	$303.6	$(49.2)	-16%
California	492.4	520.7	(28.3)	-5%	524.7	542.8	(18.1)	-3%
Colorado	357.7	301.4	56.3	19%	345.5	302.2	43.3	14%
Delaware Valley	417.2	394.3	22.9	6%	452.7	396.5	56.2	14%
Florida	253.8	275.6	(21.8)	-8%	265.2	290.1	(24.9)	-9%
Illinois	396.1	365.6	30.5	8%	381.7	367.7	14.0	4%
Maryland	521.4	576.1	(54.7)	-9%	521.3	573.8	(52.5)	-9%
Nevada	294.2	317.8	(23.6)	-7%	301.5	320.6	(19.1)	-6%
Texas	110.0	164.0	(54.0)	-33%	129.6	167.1	(37.5)	-22%
Utah	363.3	321.5	41.8	13%	359.8	293.0	66.8	23%
Virginia	484.1	486.2	(2.1)	0%	491.4	555.2	(63.8)	-11%
Company Average	$331.7	$355.6	$(23.9)	-7%	$342.1	$352.2	$(10.2)	-3%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2007	2006	Amount	%	2007	2006	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	385	680	(295)	-43%	1,750	2,278	(528)	-23%
California	152	273	(121)	-44%	849	1,209	(360)	-30%
Nevada	239	436	(197)	-45%	984	1,734	(750)	-43%

West	776	1,389	(613)	-44%	3,583	5,221	(1,638)	-31%

Colorado	153	196	(43)	-22%	677	938	(261)	-28%
Utah	41	251	(210)	-84%	390	916	(526)	-57%

Mountain	194	447	(253)	-57%	1,067	1,854	(787)	-42%

Maryland	36	70	(34)	-49%	227	320	(93)	-29%
Virginia	81	76	5	7%	275	383	(108)	-28%

East	117	146	(29)	-20%	502	703	(201)	-29%

Delaware Valley	23	36	(13)	-36%	104	110	(6)	-5%
Florida	81	81	—	0%	377	530	(153)	-29%
Illinois	37	20	17	85%	109	82	27	33%
Texas	—	1	(1)	-100%	14	158	(144)	-91%

Other Homebuilding	141	138	3	2%	604	880	(276)	-31%

Total	1,228	2,120	(892)	-42%	5,756	8,658	(2,902)	-34%

Estimated Value of Orders for Homes, net	$365,000	$678,000	$(313,000)	-46%	$1,920,000	$2,952,000	$(1,032,000)	-35%

Estimated Average Selling Price of Orders for Homes, net	$297.2	$319.8	$(22.6)	-7%	$333.6	$341.0	$(7.4)	-2%

Approximate Order Cancellation Rate (7)	57%	49%	8%		44%	40%	4%

(7)	Gross number of cancellations received divided by gross number of orders received.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2007	2006	2006
BACKLOG (UNITS)
Arizona	1,257	1,504	2,040
California	445	427	722
Nevada	271	315	648

West	1,973	2,246	3,410

Colorado	347	253	361
Utah	287	465	674

Mountain	634	718	1,035

Maryland	233	187	281
Virginia	195	136	266

East	428	323	547

Delaware Valley	107	119	169
Florida	193	197	427
Illinois	64	23	43
Texas	—	12	30

Other Homebuilding	364	351	669

Total	3,399	3,638	5,661

Backlog Estimated Sales Value	$1,210,000	$1,300,000	$2,100,000

Estimated Average Selling Price of Homes in Backlog	$356.0	$357.3	$371.0

ACTIVE SUBDIVISIONS
Arizona	67	67	65
California	41	45	46
Nevada	41	41	37

West	149	153	148

Colorado	52	47	45
Utah	25	22	21

Mountain	77	69	66

Maryland	16	19	17
Virginia	21	19	19

East	37	38	36

Delaware Valley	4	8	7
Florida	23	30	29
Illinois	7	6	7
Texas	—	2	2

Other Homebuilding	34	46	45

Total	297	306	295

Average for Quarter Ended	303	299	296

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M.D.C. HOLDINGS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2007	2006	2006
CORPORATE AND HOMEBUILDING DEBT-TO-CAPITAL, NET OF CASH
Total Debt	$1,038,943	$1,127,149	$1,148,952
Less Mortgage Line of Credit	(41,957)	(130,467)	(152,369)

Total Corporate and Homebuilding Debt	996,986	996,682	996,583
Less Cash (Including Restricted Cash)	(731,112)	(510,588)	(137,926)

Total Corporate and Homebuilding Debt, Net of Cash	265,874	486,094	858,657
Stockholders’ Equity	1,802,404	2,161,882	2,167,132

Total Corporate and Homebuilding Capital, Net of Cash	$2,068,278	$2,647,976	$3,025,789

Ratio of Corporate and Homebuilding Debt to Capital, Net of Cash	0.13	0.18	0.28
NOTE: From time to time, MDC discloses selected non-GAAP financial measures. While non-GAAP financial measures are not a substitute for the comparable GAAP measures, we believe that certain non-GAAP information is useful to investors and management in comparing current results to historical periods and to competitor results, and that it provides additional information on the performance of MDC’s businesses. The above is a presentation of and reconciliation of a selected non-GAAP measure with the most directly comparable GAAP financial measure.
“Ratio of corporate and homebuilding debt to capital, net of cash” is a non-GAAP financial measure. MDC’s management and investors use this ratio to help assess the risk associated with debt in the Company’s capital structure. It excludes debt incurred under MDC’s mortgage line of credit from both the numerator and denominator, as this debt is directly collateralized by mortgage loans held in inventory, which are typically liquidated within 45 days of origination, thereby reducing the risk associated with this type of debt. The ratio’s numerator and denominator are also reduced by MDC’s cash position, as this balance could be used to reduce MDC’s exposure to debt outstanding.
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